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                                                                Exhibit I

                                    AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Blue Martini Software, Inc.

     EXECUTED as a sealed instrument this 13th day of February, 2001.

                                   MATRIX PARTNERS V, L.P.

                                   By: Matrix V Management Co., L.L.C.
                                       General Partner


                                       By: /s/ Andrew W. Verhalen
                                           -------------------------------------
                                           Andrew W. Verhalen
                                           Managing Member


                                   MATRIX V ENTREPRENEURS FUND, L.P.

                                   By: Matrix V Management Co., L.L.C.
                                       General Partner


                                       By: /s/ Andrew W. Verhalen
                                           -------------------------------------
                                           Andrew W. Verhalen
                                           Managing Member


                                   MATRIX V MANAGEMENT CO., L.L.C.


                                       By: /s/ Andrew W. Verhalen
                                           -------------------------------------
                                           Andrew W. Verhalen
                                           Managing Member

                                         /s/ Andrew W. Verhalen
                                   ---------------------------------------------
                                           Andrew W. Verhalen


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